Exhibit 10.2

Form of

Lock-Up Agreement

Date: August 18, 2025

NRx Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, DE 19801

Attn: Jonathan Javitt, Interim Chief Executive Officer

c/o	Disclosure Law Group, a Professional corporation 600 West Broadway, Suite 700 San Diego, CA 92019

Ladies and Gentlemen:

As an inducement to NRx Pharmaceuticals, Inc., a Delaware corporation (the "Company"), consummating the transactions set forth in that certain Securities Purchase Agreement, dated August 18, 2025 (the “Purchase Agreement”), providing for the sale of an aggregate of 3,959,999 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), the undersigned hereby agrees that without, in each case, the prior written consent of the Company, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock acquired under the Purchase Agreement (the “PA Common Stock”) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive PA Common Stock (including without limitation, PA Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant)(the “Undersigned’s PA Acquired Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s PA Acquired Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of PA Common Stock, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any PA Common Stock or any security convertible into or exercisable or exchangeable for PA Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s PA Acquired Securities even if such PA Acquired Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s PA Acquired Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The Lock-Up Period will commence on August 18, 2025 (the "Closing Date"), and continue and include the date one (1) year after the Closing Date.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s PA Acquired Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession, or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i) through (v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Company to be bound by the terms of this Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s PA Acquired Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

Notwithstanding the foregoing, this Lock-Up Agreement will not in any way preclude the undersigned from purchasing additional Securities in the Company subsequent to the closing of the Purchase Agreement. To the extent additional Common Stock or other Securities are purchased by the undersigned separate and apart from the Undersigned’s PA Acquired Securities, the Lock-Up Agreement will not apply to those Securities acquired separate from and subsequent to the Purchase Agreement. The foregoing carve-out from the Lock-Up Agreement shall apply to Common Stock or other Securities acquired in NRx Pharmaceuticals, Inc. by the undersigned that are separate transaction from the Undersigned’s PA Acquired Securities whether said Common Stock is acquired via separate At-the-Market (ATM) transactions, via open market purchases, via option market purchases, or via other mechanism. For the avoidance of doubt, there shall be no limitations on sales, transfers, or other transactions related to Securities in the Company acquired separate from and subsequent to the Purchase Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the Company is entering into the Purchase Agreement and proceeding with the sale of the shares of Common Stock in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[Signature page follows]

Very truly yours,

Printed Name of Holder

Signature

Printed Name and Title of Person Signing (if signing as custodian, trustee, or on behalf of an entity)